UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 30, 2011

KANDI TECHNOLOGIES, CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2011, Kandi Technologies, Inc. (the “Company”) received the resignation from Fong Heung Sang (Dexter) as a director, Chairman of the Audit Committee, and member of Corporate Governance and Nominating Committee and Compensation Committee, for personal reasons and effective immediately.  Mr. Fong has no disagreements on any corporate matters with the Company.

On July 1, 2011, the Board of Directors of the Company (the “Board”) approved the appointment of Henry Yu, age 57, as a director, Chairman of the Audit Committee, and member of Corporate Governance and Nominating Committee and Compensation Committee to replace Mr. Fong, effective July 1, 2011 (the “Effective Date”).

Mr. Yu served as the President of Shanghai Bosun Capital Advisors in Shanghai, China from January to June, 2011.  From January 2008 to December 2010, Mr. Yu served as a senior manager of Standard Chartered Bank in China.  From November, 1999 to December, 2007, Mr. Yu was a Managing Director of Global Trade Solutions of SunTrust Bank in Atlanta, Georgia.  From January, 1995 to November 1999,  Mr. Yu was a senior manager of Comerica Bank in Chicago, Illinois, and From May, 1990 to December, 1994, Mr. Yu was a senior manager of National City Bank in Cleveland, Ohio.

From 2003 through 2007, Mr. Yu held certification in Series 7 and 62 from the Financial Industry Regulatory Authority (FINRA).

Mr. Yu is the Chair of the Advisory Board of the National Association of Chinese-Americans and is serving as an  Advisor to China’s Federation of Overseas Chinese/Oversea Chinese Affairs from 2011-2014. Mr. Yu has been an International Advisor to Sichuan University Suzhou Institute since 2009 and a Foundation Board Trustee of Georgia Perimeter College since 2004.

Mr. Yu received his Bachelor of Arts degree in economics from the University of Michigan in 1978 and his MBA in Finance from the University of Detroit in 1980.

Based on its investigation, the Board has determined that Mr. Yu is “independent” under the independence requirements pursuant to the rules and regulations of NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, and he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on its review, the Board has also determined that Mr. Yu qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations, and an “audit committee financial expert” as defined by Item 407 of Regulation S-K promulgated by the SEC.

In connection with the appointment, the Board of Directors of the Company has authorized the Company to provide Mr. Yu with compensation in the amount of US$ 2,000 a month plus 5,000 shares of Company’s restricted Common Stock every six months, par value $0.001 from the Effective Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2011

KANDI TECHNOLOGIES, CORP.

By:	/s/ Hu Xiaoming
Name:	Hu Xiaoming
Title:	President and CEO